Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT
November 11, 2025

TABLE OF CONTENTS

1.	Purchase and Sale of Stock		1

	1.1	Sale of Common Stock	1

	1.2	Closing	2

2.	Representations, Warranties and Covenants of the Company		2

	2.1	Organization, Good Standing and Qualification	2

	2.2	Authorization	2

	2.3	The Shares	3

	2.4	No Violation or Default	3

	2.5	No Conflicts	3

	2.6	Brokers or Finders	3

	2.7	Lock-Up Agreements	4

	2.8	Private Placement	4

	2.9	Ownership Limitation	4

	2.10	No Additional Representations	4

3.	Representations, Warranties and Covenants of the Investors		4

	3.1	Organization, Good Standing and Qualification	4

	3.2	Authorization	4

	3.3	Purchase Entirely for Own Account	5

	3.4	Disclosure of Information	5

	3.5	Investment Experience	5

	3.6	Accredited Investor	5

	3.7	Brokers or Finders	6

	3.8	Sufficiency of Funds	6

	3.9	Restricted Securities	6

	3.10	Legends	6

	3.11	Lock-Up Agreement	7

	3.12	No General Solicitation	7

	3.13	No Government Recommendation or Approval	7

	3.14	Residency	7

	3.15	No Bad Actor Disqualification Event	7

	3.16	No Legal, Tax or Investment Advice	7

	3.17	Reliance	7

	3.18	Compliance with the Securities Act; No Prohibited Trading	8

	3.19	Ownership of Common Stock	8

	3.20	Non-Reliance	8

4.	Additional Covenants		8

	4.1	Listing of the Shares	8

	4.2	Further Assurances	8

5.	Conditions of the Investors’ Obligations at Closing		8

	5.1	Representations and Warranties	9

	5.2	Performance	9

	5.3	Listing of the Shares	9

	5.4	Public Offering Shares	9

	5.5	No Legal Impediment to Issuance and Sale	9

6.	Conditions of the Company’s Obligations at Closing		9

	6.1	Representations, Warranties and Covenants	9

	6.2	Performance	9

	6.3	Lock-Up Agreement	9

	6.4	Closing of the Follow-On Offering	9

	6.5	No Legal Impediment to Issuance and Sale	10

7.	Termination		10

	7.1	Conditions of Termination	10

	7.2	Effects of Termination	10

8.	Miscellaneous		10

	8.1	Publicity	11

	8.2	Survival of Warranties	11

	8.3	Successors and Assigns	11

	8.4	Governing Law	11

	8.5	Waiver of Trial by Jury	11

	8.6	Counterparts	12

	8.7	Notices	12

	8.8	Brokers or Finders	13

	8.9	Amendments and Waivers	13

	8.10	Severability	13

	8.11	Entire Agreement	13

	8.12	Specific Performance	13

	8.13	Expenses	13

8.14	Non-Recourse	14
Schedule A:    Schedule of Investors
Exhibit A:    Form of Lock-Up Agreement

COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 11, 2025, by and among Centuri Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”).
WHEREAS, each Investor has a substantive, pre-existing relationship with the Company;
WHEREAS, the Company has filed a registration statement on Form S-3 (File No. 333-287300) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), containing a base prospectus, which covers the issuance, offer and sale from time to time in one or more offerings by the Company of up to $500,000,000 in the aggregate of the Company’s equity securities, including the Company’s common stock, par value $0.01 per share (the “Common Stock”);
WHEREAS, the Company intends to file a prospectus supplement to the Registration Statement with the SEC, in connection with the Company’s proposed sale of Common Stock in an underwritten public offering (the “Follow-On Offering”);
WHEREAS, concurrently with the completion of the Follow-On Offering, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company in a private placement, upon the terms and conditions set forth in this Agreement, such number of Shares (as defined below) of the Company’s unregistered Common Stock as provided in Section 1 of this Agreement; and
WHEREAS, such purchase and sale of the Shares shall occur immediately after, and be conditioned on, the closing of the Follow-On Offering.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:
1.    Purchase and Sale of Stock.
1.1    Sale of Common Stock.
(a)    Subject to the terms and conditions of this Agreement, each Investor agrees to purchase from the Company, and the Company agrees to sell to each Investor, the number of shares (collectively, as may be adjusted in accordance with the Closing Adjustment (as defined herein), the “Shares”) of Common Stock equal to the purchase price set forth next to such Investor’s name on Schedule A hereto divided by the price per share equal to the per share Follow-On Offering price set forth on the cover page of the final prospectus relating to the Follow-On Offering (before underwriting discounts and expenses) (the “Follow-On Offering Price”), rounded down to the nearest whole share of Common Stock; provided, that, if, as a result of either Investor’s acquisition of the Shares allocated thereto in accordance with this Agreement, such Investor or its Affiliates or Associates would Beneficially Own (as such terms are defined in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation)) in the aggregate 15% or more of the outstanding Voting Stock (as defined in the

Certificate of Incorporation) upon Closing, the Company and the Investors agree that the aggregate number of Shares that the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, in accordance with this Agreement shall be adjusted downward only to the extent necessary to prevent the Investors or their respective Affiliates or Associates from Beneficially Owning in the aggregate 15% or more of the outstanding Voting Stock upon Closing (the “Closing Adjustment”). For the avoidance of doubt, in no event shall any Shares be sold to, or purchased by, the Investors pursuant to this Agreement for any price per share other than the Follow-On Offering Price.
(b)    All references to numbers of shares and prices per share in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination or other recapitalization or reclassification of shares by the Company occurring after the date of this Agreement and prior to the determination of the Follow-On Offering Price.
1.2    Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signature pages at the time immediately subsequent to the closing of the Follow-On Offering (which time and place are designated as the “Closing”), subject to the satisfaction or waiver of all the conditions set forth in Sections 5 and 6 hereof. At the Closing, each Investor shall make payment of the aggregate purchase price (as adjusted downward as a result of the Closing Adjustment, if applicable (the “Adjusted Aggregate Purchase Price”)) for the Shares allocated thereto in accordance with this Agreement by wire transfer in immediately available funds to the account specified by the Company against delivery to such Investor of the Shares registered in the name of such Investor, which Shares shall be uncertificated shares. If the Closing Adjustment is required, the parties hereto shall agree in writing, prior to the Closing, as to the amount of the Closing Adjustment, including the resulting allocation of Shares between the Investors, and the Adjusted Aggregate Purchase Price, including the resulting allocation of such price between the Investors.
2.    Representations, Warranties and Covenants of the Company. THE COMPANY HEREBY REPRESENTS AND WARRANTS TO EACH INVESTOR THAT AS OF THE DATE HEREOF AND AS OF THE DATE OF THE CLOSING:
2.1    Organization, Good Standing and Qualification. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
2.2    Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.3    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable; and the issuance of the Shares is not subject to any preemptive or similar rights.
2.4    No Violation or Default. The Company is not (i) in violation of its charter or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in material violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) above for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
2.5    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in a material violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.
2.6    Brokers or Finders. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against it for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Shares. The Shares to be sold by the Company to each Investor as contemplated by this Agreement will not be subject to any underwriting or other discount that is payable to the several underwriters (the “Underwriters”) named in Schedule 1 to the underwriting agreement to be entered into by and between the Company, on the one hand, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on the other hand, as representatives (the “Representatives”) of the Underwriters (the “Underwriting Agreement”), pursuant to the terms of the Underwriting Agreement with respect to the Common Stock sold in the Follow-On Offering.

2.7    Lock-Up Agreements. The Company represents and warrants that as of the Closing, all lock-up agreements required to be delivered to the Underwriters pursuant to the Underwriting Agreement, each in substantially the same form as the Lock-Up Agreement, shall have been delivered.
2.8    Private Placement. Assuming the accuracy of the representations, warranties and covenants of each Investor set forth in Section 3 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the sale of the Shares by the Company to such Investor under this Agreement, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.
2.9    Common Stock Outstanding. As of the date hereof, the Company has 88,649,154 shares of Common Stock issued and outstanding.
2.10    No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES (AND EACH INVESTOR HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SHARES OR THE COMPANY OR ITS BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, OR CONDITION, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF ANY INVESTOR TO RELY ON THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY ANY INVESTOR FOR FRAUD.
3.    Representations, Warranties and Covenants of the Investors. EACH INVESTOR HEREBY REPRESENTS AND WARRANTS THAT, AS OF THE DATE HEREOF AND AS OF THE DATE OF THE CLOSING:
3.1    Organization, Good Standing and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing is applicable in the relevant jurisdiction).
3.2    Authorization. Such Investor has full power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Investor or its board of directors, stockholders or other governing body is required. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by such Investor of the Agreement and the consummation by such Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of such Investor, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor.
3.3    Purchase Entirely for Own Account. By such Investor’s execution of this Agreement, such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Shares are being purchased by such Investor in the ordinary course of its business. Such Investor is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.
3.4    Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has conducted and completed its own independent due diligence. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement and the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.
3.5    Investment Experience. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Such Investor also represents that it has not been organized for the purpose of acquiring the Shares.
3.6    Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. Furthermore, such Investor is an “Institutional Account” as defined in Financial Industry Regulatory Authority Rule 4512(c).
3.7    Brokers or Finders. Such Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.8    Sufficiency of Funds. Such Investor has sufficient cash on hand, access to committed capital or other sources of available funds to enable it to make payment of the purchase price for the Shares and consummate the transactions contemplated by this Agreement.
3.9    Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.
3.10    Legends. Such Investor understands that the Shares may bear one or all of the following legends:
(a)    “THE OFFER AND SALE OF THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. CENTURI HOLDINGS, INC. MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO CENTURI HOLDINGS, INC. TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(b)    “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER AS SET FORTH IN AN AGREEMENT WITH J.P. MORGAN SECURITIES LLC AND WELLS FARGO SECURITIES, LLC. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO 30 DAYS AFTER THE DATE OF THE FINAL

PROSPECTUS FILED BY CENTURI HOLDINGS, INC. FOR A PUBLIC OFFERING OF ITS COMMON STOCK CONDUCTED ON OR AROUND NOVEMBER 12, 2025. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”
(c)    Any legend required by applicable state “blue sky” securities laws, rules and regulations.
3.11    Lock-Up Agreement. Such Investor shall have signed a Lock-up Agreement in the form previously agreed upon by such Investor and the Underwriters, attached hereto as Exhibit A. The Shares shall be subject to the terms of the Lock-up Agreement.
3.12    No General Solicitation. Such Investor has a substantive pre-existing relationship with the Company and such Investor did not learn of the investment in the Shares as a result of the Registration Statement or any advertising or, to its knowledge, general or public solicitation.
3.13    No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the purchase of the Shares.
3.14    Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.
3.15    No Bad Actor Disqualification Event. Such Investor represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act applicable to such Investor or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Investor’s securities for purposes of Rule 506(d).
3.16    No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
3.17    Reliance. Such Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Shares. If any of the representations and warranties made by such Investor herein are no longer accurate in all material respects prior to the Closing, such Investor shall promptly notify the Company.

3.18    Compliance with the Securities Act; No Prohibited Trading. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder. As of the date of this Agreement through the Closing, such Investor will not, directly or indirectly, (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or disposed of, directly or indirectly, any Common Stock or (b) engage in any short sales or other derivative or hedging transactions with respect to the Common Stock, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Common Stock.
3.19    Ownership of Common Stock. Icahn Partners LP Beneficially Owns 6,148,257 shares of Common Stock, Icahn Partners Master Fund LP Beneficially Owns 4,699,415 shares of Common Stock and no Associate or Affiliate of either Investor Beneficially Owns any other shares of Common Stock.
3.20    Non-Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN SECTION 2, EACH INVESTOR HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SHARES OR THE COMPANY OR ITS BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, OR CONDITION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF ANY INVESTOR TO RELY ON THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY ANY INVESTOR FOR FRAUD.
4.    Additional Covenants.
4.1    Listing of the Shares. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “NYSE”).
4.2    Further Assurances. Subject to the other terms and conditions of this Agreement, the Company and each of the Investors, severally and not jointly, agrees to execute and deliver all such documents or instruments, to take all commercially reasonable actions and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable laws or as otherwise reasonably requested by any other party to consummate the transactions contemplated by this Agreement.
5.    Conditions of the Investors’ Obligations at Closing. THE OBLIGATIONS OF EACH INVESTOR UNDER SUBSECTION 1.1 OF THIS AGREEMENT ARE SUBJECT TO THE FULFILLMENT OR WAIVER ON OR BEFORE THE CLOSING OF EACH OF THE FOLLOWING CONDITIONS:

5.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of the Closing, except for representations that are provided as of a particular date, which shall be true and correct as of such dates.
5.2    Performance. That Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it as of or prior to the Closing.
5.3    Listing of the Shares. The Shares to be delivered at the Closing shall have been duly listed on the NYSE.
5.4    Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by each Investor hereunder, the Underwritten Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.
5.5    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the date of the Closing, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the date of the Closing, prevent the issuance or sale of the Shares.
6.    Conditions of the Company’s Obligations at Closing. THE OBLIGATIONS OF THE COMPANY UNDER SUBSECTION 1.1 OF THIS AGREEMENT ARE SUBJECT TO THE FULFILLMENT OR WAIVER ON OR BEFORE THE CLOSING OF EACH OF THE FOLLOWING CONDITIONS.
6.1    Representations, Warranties and Covenants. The representations, warranties and covenants of each Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing.
6.2    Performance.  Each Investor shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it as of or prior to the Closing.
6.3    Lock-Up Agreement. Each Investor shall have delivered to the Underwriters a duly executed Lock-Up Agreement pursuant to Section 3.11 of this Agreement, and all lock-up agreements required to be delivered to the Underwriters pursuant to the Underwriting Agreement, each in substantially the same form as the Lock-Up Agreement, shall have been delivered.
6.4    Closing of the Follow-On Offering. The Follow-On Offering shall have closed.
6.5    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal,

state or foreign governmental or regulatory authority that would, as of the date of the Closing, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the date of the Closing, prevent the issuance or sale of the Shares.
7.    Termination.
7.1    Conditions of Termination. THIS AGREEMENT SHALL TERMINATE (A) AT ANY TIME UPON THE WRITTEN CONSENT OF THE COMPANY AND THE INVESTORS, (B) UPON THE DATE ON WHICH THE UNDERWRITING AGREEMENT (OTHER THAN PROVISIONS THEREOF WHICH SURVIVE TERMINATION) TERMINATES OR IS TERMINATED PRIOR TO PAYMENT FOR AND DELIVERY OF THE UNDERWRITTEN SHARES, (C) UPON THE DATE ON WHICH THE REPRESENTATIVES ON BEHALF OF THE UNDERWRITERS ADVISE THE COMPANY, OR THE COMPANY ADVISES THE REPRESENTATIVES, IN WRITING AND PRIOR TO THE EXECUTION OF THE UNDERWRITING AGREEMENT, THAT IT DOES NOT INTEND TO PROCEED WITH THE PUBLIC OFFERING OR (D) UPON WRITTEN NOTICE FROM THE COMPANY OR THE INVESTORS IF THE CLOSING DOES NOT OCCUR ON OR BEFORE NOVEMBER 30, 2025 (THE “OUTSIDE DATE”), PROVIDED THAT NO PARTY MAY TERMINATE THIS AGREEMENT PURSUANT TO THIS SECTION 7.1(D) IF SUCH PARTY IS, AT THE TIME OF PROVIDING SUCH WRITTEN NOTICE, IN BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THIS AGREEMENT MAY ALSO BE TERMINATED (X) BY THE COMPANY IF (I) EITHER INVESTOR SHALL HAVE BREACHED ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SUCH INVESTOR SET FORTH IN THIS AGREEMENT, (II) SUCH BREACH OR MISREPRESENTATION IS NOT CURED OR CAPABLE OF BEING CURED BY THE OUTSIDE DATE AND (III) SUCH BREACH OR MISREPRESENTATION WOULD CAUSE ANY OF THE CONDITIONS SET FORTH IN SECTIONS 6.1 OR 6.2 NOT TO BE SATISFIED OR (Y) BY THE INVESTORS IF (I) THE COMPANY SHALL HAVE BREACHED ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF THE COMPANY SET FORTH IN THIS AGREEMENT, (II) SUCH BREACH OR MISREPRESENTATION IS NOT CURED OR CAPABLE OF BEING CURED BY THE OUTSIDE DATE AND (III) SUCH BREACH OR MISREPRESENTATION WOULD CAUSE ANY OF THE CONDITIONS SET FORTH IN SECTIONS 5.1 OR 5.2 NOT TO BE SATISFIED.
7.2    Effects of Termination. In the event of any termination of this Agreement in accordance with Section 7, no party (or any of its affiliates) shall have any liability or obligation to any other party (or any of its affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (b) any fraud or intentional or willful material breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 8 (Miscellaneous) and this Section 7.1 (Effect of Termination) shall survive the termination of this Agreement.
8.    Miscellaneous.

8.1    Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investors have made or propose to make an investment in the Company, except as may be required by law, the SEC or the NYSE or with the prior written consent of the other party. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC or in any submissions made to the NYSE, and will provide the other party with reasonable opportunity to review and comment on such proposed disclosures; provided, however, that nothing in this Section 8.1 shall delay any required filing or other disclosure with the SEC or the NYSE or otherwise hinder the Company’s ability to timely comply with all laws or rules and regulations of the NYSE, the SEC or other governmental authority.
8.2    Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or the Company.
8.3    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, the Shares and the rights, duties and obligations of such Investor hereunder may be assigned to another Investor without the prior written consent of the Company but any such assignment shall not relieve such Investor of its duties and obligations hereunder. Any attempt by any Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
8.4    Governing Law. This Agreement shall be governed in all respects by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
8.5    Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
8.7    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to an Investor, to such Investor’s address or electronic mail address as shown on such Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Thompson Hine LLP, 300 Madison Avenue, 27th Floor, New York, New York 10017-6232, Attention: Todd E. Mason ([***]) and Corby J. Baumann ([***]).
(b)    if to the Company, to Centuri Holdings, Inc., 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027, Attention: Jason S. Wilcock ([***]), or at such other current address or electronic mail address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Clinton W. Rancher ([***]) and Eileen S. Boyce ([***]).
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one (1) business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
8.8    Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7, and such Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7.
8.9    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.
8.10    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
8.11    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
8.12    Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by any Investor, and each Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
8.13    Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

8.14    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investors, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any covenants, obligations, agreements or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:

CENTURI HOLDINGS, INC.

By:	/s/ Christian I. Brown
Name:	Christian I. Brown
Title:	President and Chief Executive Officer
[Signature Page to Centuri Common Stock Purchase Agreement – November 2025]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

Address: c/o Icahn Capital L.P.
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: [***]
[Signature Page to Centuri Common Stock Purchase Agreement – November 2025]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

Address: c/o Icahn Capital L.P.
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: [***]
[Signature Page to Centuri Common Stock Purchase Agreement – November 2025]

Schedule A
Schedule of Investors

Name of Investor	Purchase Price
Icahn Partners LP	$42,514,620.96
Icahn Partners Master Fund LP	$32,485,379.04

Total	$75,000,000.00

Exhibit A
Form of Lock-Up Agreement